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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-4 of our report dated February 8, 1996 (except for note 14, as to which the date is February 27, 1996) appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 29, 1995 and to the reference to us under the headings "Selected and Supplementary Historical and Pro Forma Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP

Fort Lauderdale, Florida
April 23, 1996